Exhibit 3(i).1

ROSS MILLER
Secretary of State                                        Document Number
206 North Carson Street                                   20090188071-16
Carson City, Nevada 89701-4298                            Filing Date and Time
(775) 684-5708                                            2/26/2009 8:28 PM
Website: www.nvsos.gov                                    Entity Number
                                                          E0112862009-0

                                                          Filed in the office of
    ARTICLES OF INCORPORATION                             /s/ Ross Miller
      (PURSUANT TO NRS 78)                                Ross Miller
                                                          Secretary of State
                                                          State of Nevada

                                              ABOVE SPACE IS FOR OFFICE USE ONLY
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
1. Name of
   Corporation:               CIRALIGHT WEST, INC

2. Registered Agent           [X] Commercial Registered Agent    National Registered Agent, Inc of NV
   for Service of                                                Name
   Process                    [ ] Noncommercial Registered Agent      OR   [ ] Office or Position with Entity
   (check only one box)           (name and address below)                     (name and address below)

                                                                                      Nevada
                                  Address                             City                             Zip Code

                                                                                      Nevada
                                  Mailing Address                     City                             Zip Code
                                  (if different from street address)


3. Shares:
   (number of shares          Number of shares                                        Number of shares
   corporation                with par value:                 Par value: $0.00001     without par value: 1,000
   authorized
   to issue)


4. Names & Addresses,         1. Frederick Feck
   of Board of                   Name
   Directors/Trustees:           310 Vera Cruz #202               San Marcos        CA          92969
   (attach additional page       Street Address                      City          State       Zip Code
   if there is more than 3
   directors/trustees         2. Terry Adams
                                 Name
                                 3200 E. Frontera                  Anaheim          CA          92806
                                 Street Address                      City          State       Zip Code

5. Purpose: (optional-        The purpose of this Corporation shall be:
   see instructions)          Skylight manufacturing and distribution

6. Names, Address             Kevin E. McCann, Esq.                             X /s/ Kevin E. McCann, Esq.
   and Signature of           Name                                                     Signature
   Incorporator.
   (attach additional page    2755 Jefferson St. Ste. 211          Carlsbad         CA          92008
   if there is more than 1    Address                                City          State       Zip Code
   incorporator).

7. Certificate of             I hereby accept appointment as Resident Agent for the above named corporation.
   Acceptance of
   Appointment of             /s/ Jenny Chacon                                                  2/26/09
   Resident Agent:            Authorized Signature of R. A. or On Behalf of R. A. Company        Date
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